Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 93 to the Registration Statement of Deutsche DWS State Tax-Free Income Series (Form N-1A, No. 002-81549) of our report dated May 21, 2020 on the financial statements and financial highlights of DWS Massachusetts Tax-Free Fund (one of the Funds constituting Deutsche DWS State Tax-Free Income Series) included in the Fund’s Annual Report for the fiscal year ended March 31, 2020, and of our reports dated October 28, 2020 on the financial statements and financial highlights of DWS California Tax-Free Income Fund and DWS New York Tax-Free Income Fund (two of the Funds constituting Deutsche DWS State Tax-Free Income Series) included in the Fund’s Annual Reports for the fiscal year ended August 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

November 24, 2020